As filed with the Securities and Exchange Commission on July 31, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PALATIN TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	95-4078884
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4B Cedar Brook Drive
Cranbury, New Jersey  08512
(609) 495-2200
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
______________________

Stephen T. Wills, Executive Vice President,
Chief Financial Officer and Chief Operating Officer
4B Cedar Brook Drive
Cranbury, New Jersey  08512
(609) 495-2200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
______________________

Please send copies of all communications to:

Faith L. Charles, Esq. Thompson Hine LLP 335 Madison Avenue, 12th Floor New York, NY 10017 (212) 908-3905	Stephen A. Slusher, Esq. Chief Legal Officer 4B Cedar Brook Drive Cranbury, NJ 08512 (609) 495-2200
______________________

Approximate date of commencement of proposed sale to the public: from time to time, following the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock	18,631,642	$0.98	$18,259,009.16	$2,122.00

NOTES TO FEE TABLE:

(1)
Consists of 16,438,356 shares of common stock issuable on exercise of outstanding Series E 2015 warrants, 1,643,836 shares of common stock issuable on exercise of outstanding Series F 2015 warrants and 549,450 shares of common stock issuable on exercise of outstanding Series G 2015 warrants.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the registrant’s common stock reported on the NYSE MKT LLC exchange on July 29, 2015.

(3)
The registrant previously filed a Registration Statement on Form S-1 on September 29, 2014 (File No. 333-198992) and paid a filing fee of $7,406.00. No securities were sold pursuant to that registration statement, which was withdrawn pursuant to a request filed November 17, 2014. On February 2, 2015, the registrant filed a Registration Statement on Form S-3 (File No. 333-2101821) and offset the filing fee of $2,283.00 against the previously paid filing fee, so that there is a current a balance of $5,123.00 as to the withdrawn registration statement. Pursuant to Rule 457(p), the registrant hereby offsets such previously paid filing fee against the full amount of the filing fee for this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	July 31, 2015

PALATIN TECHNOLOGIES, INC.

4B Cedar Brook Drive
Cranbury, New Jersey 08512
(609) 495-2200

18,631,642 shares of common stock

Selling stockholders identified in this prospectus may sell up to 18,631,642 shares of common stock of Palatin Technologies, Inc. We will not receive any proceeds from the sale of these shares.

The selling stockholders may sell shares from time to time through public or private transactions on or off the NYSE MKT at prevailing market prices or at privately negotiated prices. The selling stockholders have sole discretion as to whether and on what terms to sell their shares. The registration of the shares covered by this prospectus does not necessarily mean that any or all of the shares will be offered or sold by the selling stockholders.

Our common stock is listed on the NYSE MKT (formerly NYSE Amex) exchange under the symbol “PTN.” On July 29, 2015, the closing price of our common stock was $1.00 per share.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2015

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the information incorporated by reference. This summary is not complete and does not contain all of the information you should consider prior to investing in our securities. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus or incorporate by reference, especially the section entitled “Risk Factors.” If you invest in our securities, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in the prospectus to “Palatin,” the “Company,” “we,” “us” and “our” or similar terms refer to the operations of Palatin Technologies, Inc. and its subsidiary.

Overview

We are a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Our programs are based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems. Our primary product in clinical development is a combination drug-device product for the delivery of bremelanotide for the treatment of female sexual dysfunction, or FSD. In addition, we have drug candidates or development programs for obesity, erectile dysfunction, cardiovascular diseases, pulmonary diseases, inflammatory diseases and dermatologic diseases.

The following drug development programs are actively under development

●
Bremelanotide, an on-demand subcutaneous injectable peptide melanocortin receptor agonist, for treatment of FSD in premenopausal women. Bremelanotide, which is a melanocortin agonist (a compound which binds to a cell receptor and activates a response), is a synthetic peptide analog of the naturally occurring hormone alpha-MSH (melanocyte stimulating hormone). The novel mechanism of action involves activating endogenous melanocortin hormone pathways involved in sexual arousal response. Bremelanotide started Phase 3 clinical trials in the last quarter of calendar 2014;

●
Melanocortin receptor-4, or MC4r, compounds for treatment of obesity and diabetes in collaboration with AstraZeneca pursuant to our research collaboration and license agreement. Results of our studies involving MC4r peptides suggest that certain of these peptides may have significant commercial potential for treatment of conditions responsive to MC4r activation, including FSD, erectile dysfunction, obesity and diabetes;

●
PL-3994, a peptide mimetic natriuretic peptide receptor A, or NPR-A, agonist, for treatment of cardiovascular and pulmonary indications. PL-3994 is our lead natriuretic peptide receptor product candidate, and is a synthetic mimetic of the neuropeptide hormone ANP. PL-3994 is in development for treatment of heart failure, acute exacerbations of asthma and refractory hypertension; and

●
Melanocortin receptor-1, or MC1r, agonist peptides, for treatment of inflammatory and dermatologic disease indications. Our MC1r peptide drug candidates are highly specific, with substantially greater binding and efficacy at MC1r than at other melanocortin receptors. We have selected one of our MC1r peptide drug candidates, designated PL-8177, as a clinical trial candidate.

The following chart shows the status of our drug development programs.

Our Strategy

Key elements of our business strategy include:

●	Using our technology and expertise to develop and commercialize products in our active drug development programs;

●
Entering into strategic alliances and partnerships with pharmaceutical companies to facilitate the development, manufacture, marketing, sale and distribution of product candidates that we are developing;

●	Partially funding our product development programs with the cash flow generated from research collaboration and license agreements and any potential future agreements with third parties; and

●	Completing development and seeking regulatory approval of bremelanotide for FSD and our other product candidates.

Risks Related to Our Business

Our business is subject to numerous risks and uncertainties, including those incorporated by reference in the section of this prospectus entitled “Risk Factors”, which you should read carefully before deciding to invest in our securities. These risks include, among others, the following:

●
We have incurred substantial losses since our inception and we anticipate that we will continue to incur losses for the foreseeable future. We expect to incur additional losses as we continue our development of bremelanotide for FSD, PL-3994 and other product candidates and, unless and until we receive regulatory approval under applicable regulatory requirements, we cannot sell our products and will not have product revenues from them;

●
We are substantially dependent on the clinical and commercial success of our product candidates, primarily our lead product candidate, bremelanotide for FSD, for which we are have initiated Phase 3 clinical trials;

●
We may be unable to obtain regulatory approval for bremelanotide for FSD or future product candidates under applicable regulatory requirements. The denial or delay of any such approval would delay commercialization and have a material adverse effect on our potential to generate revenue, our business and our results of operations;

●
Even if bremelanotide for FSD or our other product candidates receive regulatory approval, they may fail to achieve the level of market acceptance needed for us to have commercial success. Our product candidates, if approved, will face significant competition and our failure to effectively compete may prevent us from achieving significant market penetration and expansion;

●
We will require substantial additional funding to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development, other operations or commercialization efforts;

●
We have limited control over development activities in Europe for our lead product candidate, bremelanotide for FSD, including regulatory approvals, and no direct control over commercialization efforts due to an agreement with Gedeon Richter Plc, or Gedeon Richter. If Gedeon Richter fails in obtaining regulatory approval or market acceptance of bremelanotide for FSD in Europe, we may be unable to generate any revenue or business for bremelanotide for FSD in Europe;

●	If our efforts to protect our intellectual property related to bremelanotide for FSD or any future product candidates are not adequate, we may not be able to compete effectively in our market; and

●
We rely on a small management team and staff as well as various contractors and consultants to provide critical services to us, including services related to our clinical programs for bremelanotide and PL-3994 and our preclinical programs for MC1r and MC4r peptide drug candidates. Such programs could be adversely affected if we lose the services of existing key personnel.

Recent Developments

On December 29, 2014, we announced that we had started our pivotal Phase 3 program of bremelanotide for the treatment of FSD, known as the reconnect study. The initial protocol, protocol 301, is a multicenter (~80 sites), randomized, placebo controlled, parallel-group, eight month trial with an open-label extension phase. It is designed to randomize approximately 550 women in North America to evaluate the efficacy and safety of subcutaneous bremelanotide in premenopausal women with hypoactive sexual desire disorder as an on-demand, as-needed treatment. Initial data from the study is anticipated in the middle of calendar year 2016. The start of the Phase 3 clinical trial in the U.S. triggered a development milestone payment of €2.5 million (equivalent to approximately $3 million) from Gedeon Richter, our partner in Europe for bremelanotide for FSD, which was received in the first quarter of calendar 2015.

On July 2, 2015, we completed a private offering of Series E 2015 warrants to purchase up to 21,917,808 shares of our common stock and Series F 2015 warrants to purchase up to 2,191,781 shares of our common stock.  On July 2, 2015 we also entered into a venture loan agreement, and in connection with the venture loan we issued Series G 2015 warrants to purchase up to 549,450 shares of our common stock. The 18,631,642 shares of our common stock included in this prospectus are the shares issuable on exercise of certain of the Series E 2015 warrants and the Series F 2015 warrants, and the shares issuable on exercise of the Series G 2015 warrants. Aggregate gross proceeds to us in the private offering were $20 million, with net proceeds, after deducting estimated offering expenses, of approximately $19.8 million. Aggregate gross proceeds to us under the venture loan were $10 million. The Series E 2015 warrants are exercisable beginning on July 2, 2015, at an exercise price of $0.01 per share, and expire on July 2, 2025. Both the Series F 2015 warrants and the Series G 2015 warrants are exercisable starting July 2, 2015, at an exercise price of $0.91 per share, and expire on July 2, 2020.

Corporate Information

We incorporated in Delaware in 1986 and commenced operations in the biopharmaceutical area in 1996. Our corporate offices and research and development facility are located at 4B Cedar Brook Drive, Cranbury, New Jersey 08512 and our telephone number is (609) 495-2200. Our internet address is www.palatin.com, where among other things, we make available free of charge on and through this website our Forms 3, 4 and 5, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) and Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (the “SEC”). The information on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

“Palatin Technologies, Inc.” and the Palatin logo are our trademarks. All other trademarks and service marks appearing in this prospectus are the property of their respective owners.

The Offering

Selling stockholders identified in this prospectus may sell up to 18,631,642 shares of our common stock, $0.01 par value per share. The selling stockholders may sell their shares according to the plan of distribution described elsewhere in this prospectus. We will not receive any proceeds from the sale of these shares. We have paid certain expenses related to the registration of the common stock.

RISK FACTORS

Investing in our securities involves risks which you should consider carefully. We have set forth below risk factors related specifically to this offering. For risks related to our business operations, see “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended March 31, 2015, and all subsequent reports that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. We have incorporated those reports by reference into this prospectus. See “Incorporation of Information by Reference” and “Where You Can Find More Information” below.

RISKS RELATED TO THE OFFERING

Investors in this offering may suffer immediate dilution.

As of March 31, 2015, and after giving effect to the net proceeds of our 2015 private offering and our 2015 venture loan, we had a pro forma net book value of $44.1 million which yields a net book value of $1.05 per share of common stock, assuming the conversion of all then convertible preferred stock and no exercise of any warrants or options. If you pay more than the net tangible book value per share for stock in this offering, you will suffer immediate dilution.

As of July 29, 2015, there were 132,241,213 shares of common stock underlying outstanding convertible preferred stock, options, restricted stock units and warrants. Stockholders may experience dilution from the conversion of preferred stock, exercise of outstanding options and warrants and vesting of restricted stock units.

As of July 29, 2015, holders of our outstanding dilutive securities had the right to acquire the following amounts of underlying common stock:

●	70,622 shares issuable on the conversion of immediately convertible Series A Convertible preferred stock, subject to adjustment, for no further consideration;

●	5,080,956 shares issuable on the exercise of stock options, at exercise prices ranging from $0.60 to $24.90 per share;

●	1,028,017 shares issuable under restricted stock units which vest on dates between June 11, 2016 and June 11, 2019, subject to the fulfillment of service conditions; and

●
126,061,618 shares issuable on the exercise of warrants at exercise prices ranging from $0.01 to $1.00 per share, which includes warrants issued in our 2015 private offering for 21,917,808 shares issuable at an exercise price of $0.01 per share and for 2,191,781 shares issuable at an exercise price of $0.91 per share, and warrants issued in connection with our 2015 venture loan for 549,450 shares issuable at an exercise price of $0.91 per share.

If the holders convert, exercise or receive these securities, or similar dilutive securities we may issue in the future, stockholders may experience dilution in the net tangible book value of their common stock. In addition, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price. We have registered or agreed to register for resale substantially all of the underlying shares listed above. Holders of registered underlying shares could resell the shares immediately upon issuance, which could result in significant downward pressure on our stock price and could also negatively impact our ability to raise equity capital.

We expect to sell additional equity securities, which will cause dilution.

We expect to sell additional equity securities, and may sell additional securities at a discount to the market price. Any future sales of equity will dilute the holdings of existing stockholders, possibly reducing the value of their investment.

NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, and the information that we incorporate by reference, contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, that involve substantial risk and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as ‘‘believe,’’ ‘‘will,’’ ‘‘may,’’ ‘‘estimate,’’ ‘‘continue,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘should,’’ ‘‘plan,’’ ‘‘expect,’’ ‘‘predict,’’ ‘‘could,’’ ‘‘potentially’’ or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

●	estimates of our expenses, future revenue, capital requirements;

●	our ability to obtain additional financing on terms acceptable to us, or at all;

●	our limited operating history upon which to base an investment decision;

●	our ability to advance product candidates into, and successfully complete, clinical trials;

●	the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development programs;

●	the timing or likelihood of regulatory filings and approvals;

●	our expectations regarding the results and the timing of results in our Phase 3 clinical trials of bremelanotide for FSD;

●	our expectation regarding the timing of our regulatory submissions for approval of bremelanotide for FSD in the United States and Europe;

●	the potential for commercialization of bremelanotide for FSD and other product candidates, if approved, by us;

●	our expectations regarding the potential market size and market acceptance for bremelanotide for FSD and our other product candidates, if approved for commercial use;

●	our ability to compete with other products and technologies similar to our product candidates;

●	the ability of our third-party collaborators to timely carry out their duties under their agreements with us;

●	the ability of our contract manufacturers to perform their manufacturing activities for us in compliance with applicable regulations;

●	our ability to recognize the potential value of our licensing arrangements with third parties;

●	the potential to achieve revenues from the sale of our product candidates;

●	our ability to obtain adequate reimbursement from Medicare, Medicaid, private insurers and other healthcare payers;

●	our ability to maintain product liability insurance at a reasonable cost or in sufficient amounts, if at all;

●	the retention of key management, employees and third-party contractors;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

●	our compliance with federal and state laws and regulations;

●	the timing and costs associated with obtaining regulatory approval for our product candidates;

●	the impact of legislative or regulatory healthcare reforms in the United States;

●	our ability to adapt to changes in global economic conditions; and

●	our ability to remain listed on the NYSE MKT.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from our historical results or from any results expressed or implied by forward-looking statements. Our future operating results are subject to risks and uncertainties and are dependent upon many factors, including, without limitation, the risks identified under the caption “Risk Factors,” and in our other SEC filings. The statements we make in this prospectus are as of the date of this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as may be required by law, we do not intend to update any of the forward-looking statements for any reason after the date of this prospectus to conform such statements to actual results or if new information becomes available.

All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of stock under this prospectus. The selling stockholders will receive any and all proceeds from the sale of stock under this prospectus. We will bear the costs associated with this registration in accordance with a registration rights agreement, dated July 2, 2015 (the “Registration Rights Agreement”). The selling stockholders will bear any brokerage commissions, transfer taxes or underwriting commissions and discounts attributable to their sale of stock. See “Selling Stockholders” and “Plan of Distribution” below.

SELLING STOCKHOLDERS

Pursuant to the Registration Rights Agreement, unless an investor in the 2015 private offering waives its registration rights, we are required to use our reasonable best efforts to register shares issuable on exercise of the Series E 2015 warrants and Series F 2015 warrants issued in our 2015 private offering.  Pursuant to the terms of Series G warrants issued in connection with our 2015 venture loan, we are required to use our reasonable best efforts to register shares issuable on exercise of the Series G 2015 warrants. The registration statement containing this prospectus will satisfy our obligations to register these shares.

This prospectus covers the selling stockholders’ offers and sales of the following shares of common stock:

●
16,438,356 shares underlying Series E 2015 warrants exercisable starting July 2, 2015, which expire July 2, 2025, issued pursuant to our 2015 private offering of warrants, with an exercise price of $0.01 per share.

●
1,643,836 shares underlying Series F 2015 warrants exercisable starting July 2, 2015, which expire July 2, 2020, issued pursuant to our 2015 private offering of warrants, with an exercise price of $0.91 per share.

●	549,450 shares underlying Series G 2015 warrants exercisable starting July 2, 2015, which expire July 2, 2020, issued pursuant to our 2015 venture loan, with an exercise price of $0.91 per share.

The following table sets forth the names of the selling stockholders, their current beneficial ownership of our securities (but see the limitation on exercise described in the footnotes below), the number of shares offered for each stockholder’s account, and the amount and percentage of their beneficial ownership after this offering, assuming that the selling stockholders were to exercise all of their Series E and Series F 2015 warrants in full (subject to the limitation on exercise described in the footnotes to this table) and sell all of the offered shares and exercise all of their Series G 2015 warrants in full and sell all of the offered shares. The selling stockholders may from time to time offer and sell any or all of the shares pursuant to this prospectus. Because the selling stockholders are not obligated to sell the shares, we cannot estimate how many shares they will hold upon consummation of any such sales. “Beneficial ownership” here means direct or indirect voting or investment power over outstanding stock and stock which a person currently has the right to acquire or has the right to acquire within 60 days after the date of this prospectus. It therefore includes stock issuable on exercise of the warrants described above (but see the limitation on exercise described in the footnotes to the table). The information in the table is from the selling stockholders, reports furnished to us under rules of the SEC and our stock ownership records, as of the date of this prospectus. Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus to the extent required.

On December 23, 2014, we completed a private placement offering in which we sold 2,050,000 shares of our common stock and Series C 2014 warrants to purchase up to 24,949,325 shares of our common stock to the certain existing stockholders, Baker Brothers Life Sciences, L.P. and 667, L.P., for aggregate proceeds of $20.0 million. The Series C 2014 warrants are exercisable at an exercise price of $0.01 per share, and expire ten years from the date of issuance. The holders may exercise the warrants on a cashless basis. The warrants are subject to a blocker provision prohibiting exercise of the warrants if the holder and its affiliates would beneficially own in excess of 9.99% of the total number of shares of our common stock following such exercise (as may be adjusted to the extent set forth in the warrant). The warrants also provide that in the event of a Company Controlled Fundamental Transaction (as defined in the warrants), we may, at the election of the warrant holder, be required to redeem all or a portion of the warrants at an amount tied to the greater of the then market price of our common stock or the amount per share paid to any other person.

On December 23, 2014, we also entered into a venture loan and security agreement (the “Loan Agreement”) with Horizon Technology Finance Corporation and Fortress Credit Co LLC (together, the “Lenders”) under which we borrowed $10.0 million. In connection with the Loan Agreement, on the same date we issued Series D 2014 warrants to the Lenders to purchase a total of 666,666 shares of common stock.  The Series D 2014 warrants are immediately exercisable at an exercise price of $0.75 per share, subject to adjustment, and expire five years from the date of issuance.

Name of Selling Stockholder (1)	Shares Beneficially Owned Before the Offering		Maximum Number of Shares that May Be Sold Hereunder		Shares Beneficially Owned After the Offering		Percentage of Common Stock Beneficially Owned After the Offering
Baker Bros. Advisors LP	31,568,003	(2)	18,082,192	(2)	0	(3)	0	% (3)
Horizon Technology Finance Corporation	608,058	(4)	274,725		0	(5)	0	% (6)
Drawbridge Special Opportunities Fund LP	608,058	(6)	274,725		0	(5)	0	% (5)

(1)  This table does not include Series E 2015 warrants or Series F 2015 warrants issued to certain investors in the 2015 private offering who, waived their registration rights under the Registration Rights Agreement.

(2)  Consists of 175,875 shares outstanding, 981,113 shares issuable on exercise of Series C 2014 warrants, 1,115,786 shares issuable on exercise of Series E 2015 warrants and 111,579 shares issuable on exercise of Series F 2015 warrants beneficially owned by 667, L.P. and 1,874,125 shares outstanding, 10,454,698 shares issuable on exercise of Series C 2014 warrants, 15,322,570 shares issuable on exercise of Series E 2015 warrants and 1,532,257 shares issuable on exercise of Series F 2015 warrants beneficially owned by Baker Brothers Life Sciences, L.P. Exercise of each of the Series C 2014, Series E 2015 and Series F 2015 warrants issued to 667, L.P. and Baker Brothers Life Sciences, L.P. is subject to a blocker provision restricting the exercise of the warrants if, as a result of exercise, the beneficial ownership of the holder and its affiliates and any other party that could be deemed to be a group with the holder would exceed 4.99% of the outstanding common stock (as may be adjusted to the extent set forth in the Series C 2014, Series E 2015 and Series F 2015 warrants). Beneficial ownership in the table above does not exclude Series C 2014, Series E 2015 and Series F 2015 warrants which are not currently exercisable because of that restriction. Baker Bros. Advisors LP is the management company and investment advisor to 667, L.P. and Baker Brothers Life Sciences, L.P.

(3)  Assumes the sale of all shares which were previously registered (including shares underlying Series C 2014 warrants, which are not currently exercisable because of the restriction described in footnote 2).

(4)  Includes 333,333 shares issuable upon exercise of Series D 2014 warrants originally issued to Horizon Technology Finance Corporation and subsequently assigned to Horizon Credit II LLC, an affiliate of Horizon Technology Finance Corporation, and 274,725 shares issuable upon exercise of Series G 2015 warrants.

(5)  Assumes the sale of all shares which were previously registered.

(6)  Includes 333,333 shares issuable upon exercise of Series D 2014 warrants and 274,725 shares issuable upon exercise of Series G 2015 warrants.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the NYSE MKT or any other stock exchange, market or trading facility on which the shares are traded or in private transactions from time to time directly or through one or more underwriters, broker-dealers or agents. These sales may be in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act (“Rule 144”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121 and other applicable FINRA guidance; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions and to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses we have incurred incident to the registration of the shares. We have also agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of our common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates within the meaning of Rule 144.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements of Palatin Technologies, Inc. and subsidiary as of June 30, 2014 and 2013, and for each of the years in the three-year period ended June 30, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF INFORMATION BY REFERENCE

We incorporate into this prospectus information contained in documents which we file with the SEC. We are disclosing important information to you by referring you to those documents. The information which we incorporate by reference is an important part of this prospectus, and certain information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

●	annual report on Form 10-K for the fiscal year ended June 30, 2014, filed with the SEC on September 12, 2014;

●	current report on Form 8-K, filed with the SEC on September 3, 2014;

●	amended annual report on Form 10-K/A for the fiscal year ended June 30, 2014, filed with the SEC on October 9, 2014;

●	quarterly report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 14, 2014;

●	current report on Form 8-K, filed with the SEC on December 30, 2014;

●	quarterly report on Form 10-Q for the quarter ended December 31, 2014, filed with the SEC on February 12, 2015;

●	quarterly report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 12, 2015;

●	current report on Form 8-K, filed with the SEC on June 11, 2015,

●	current report on Form 8-K, filed with the SEC on July 7, 2015; and

●
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on December 13, 1999, including any amendment or report for the purpose of updating such description.

We also incorporate by reference any documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering.

You may obtain a free copy of any or all of the information incorporated by reference by writing or calling us. Please direct your request to:

Stephen T. Wills
Executive Vice President, Chief Financial Officer and Chief Operating Officer
Palatin Technologies, Inc.
4B Cedar Brook Drive
Cranbury, New Jersey 08512
Telephone: (609) 495-2200
Fax: (609) 495-2201

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, registration statements and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F St. N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. You can find information about Palatin on our website at http://www.palatin.com. Information found on our website is not part of this prospectus or any prospectus supplement and investors should not rely on any such information in deciding whether to invest in shares of our common stock.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations contained in (or incorporated by reference in) this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. The selling stockholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference herein, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations, and prospects may have changed since those dates.

18,631,642

Shares of

Common Stock

PALATIN TECHNOLOGIES, INC.

PROSPECTUS

                            , 2015

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth expenses (estimated except for the SEC registration fees) in connection with the offering described in the registration statement. All such expenses will be borne by us.

SEC registration fees	$2,122
Exchange fees	65,000
Legal fees and expenses	15,000
Accountants fees and expenses	7,000
Miscellaneous	3,000
TOTAL	$92,122

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Palatin is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law (DGCL) allows a corporation to provide in its certificate of incorporation for the elimination or limitation of personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with some exceptions. Article V, Section 3 of our amended and restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, no director shall be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director.

Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or serving at the request of the corporation in similar capacities, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court having jurisdiction shall determine that such person is fairly and reasonably entitled to indemnity.

Article VI of our amended and restated certificate of incorporation and Article IX of our bylaws provide that we shall make the indemnification permitted under the DGCL, as summarized above, but only (unless ordered by a court) upon a determination by a majority of a quorum of disinterested directors, by independent legal counsel in a written opinion, or by the stockholders, that the indemnified person has met the applicable standard of conduct.

Article VI of our amended and restated certificate of incorporation and Article IX of our bylaws further provide that we may advance expenses for defending actions, suits or proceedings upon such terms and conditions as our board of directors deems appropriate, and that we may purchase insurance on behalf of indemnified persons whether or not we would have the power to indemnify such persons under Section 145 of the DGCL. We have obtained a directors’ and officers’ liability insurance policy which covers, among other things, certain liabilities arising under the Securities Act of 1933.

Pursuant to a registration rights agreement between us and selling stockholders who were purchasers in our 2014 private offering, each selling stockholder has agreed to indemnify and hold us and our directors and officers harmless from any loss to the extent arising out of or based solely upon any untrue statement of a material fact, or omission of an untrue fact, in a registration statement or prospectus, but only to the extent that such untrue statement or omission was furnished in writing by the selling stockholder specifically for inclusion in a registration statement or prospectus.

ITEM 16. EXHIBITS

The following exhibits are filed with this registration statement:

Exhibit Number	Description	Filed Herewith	Form	Filing Date	SEC File No.
4.01	Restated Certificate of Incorporation of Palatin Technologies, Inc., as amended.		10-K	September 27, 2013	001-15543
4.02	Bylaws of Palatin Technologies, Inc.		10-Q	February 8, 2008	001-15543
4.03	Specimen Certificate for shares of Common Stock, $.01 par value, of Palatin Technologies, Inc.		S-1	September 29, 2014	333-198992
4.04	Warrant Agreement, dated March 1, 2011, between American Stock Transfer & Trust Company and Palatin Technologies, Inc.		10-Q	May 13, 2011	001-15543
4.05	Form of Series A Warrant Certificate.		10-Q	May 13, 2011	001-15543
4.06	Form of Series B Warrant Certificate.		10-Q	May 13, 2011	001-15543
4.07	Form of Underwriters’ Warrant.		10-Q	May 13, 2011	001-15543
4.08	Form of Series A 2012 Warrant.		8-K	July 6, 2012	001-15543
4.09	Form of Series B 2012 Warrant.		8-K	July 6, 2012	001-15543
4.10	Securities Purchase Agreement, dated December 23, 2014, by and between Palatin Technologies, Inc. and the investors named therein.		8-K	December 30, 2014	001-15543
4.11	Registration Rights Agreement, dated December 23, 2014, by and between Palatin Technologies, Inc. and the investors named therein.		8-K	December 30, 2014	001-15543
4.12	Form of Series C 2014 Common Stock Purchase Warrant.		8-K	December 30, 2014	001-15543
4.13	Venture Loan and Security Agreement, dated December 23, 2014, by and between Palatin Technologies, Inc. and Horizon Technology Finance Corporation and Fortress Credit Co LLC.		8-K	December 30, 2014	001-15543
4.14	Form of Series D 2014 Common Stock Purchase Warrant.		8-K	December 30, 2014	001-15543
4.15	Securities Purchase Agreement, dated July 2, 2015, by and between Palatin Technologies, Inc. and the investors named therein.		8-K	July 7, 2015	001-15543
4.16	Registration Rights Agreement, dated July 2, 2015, by and between Palatin Technologies, Inc. and the investors named therein.		8-K	July 7, 2015	001-15543
4.17	Form of Series E 2015 Common Stock Purchase Warrant.		8-K	July 7, 2015	001-15543
4.18	Form of Series F 2015 Common Stock Purchase Warrant.		8-K	July 7, 2015	001-15543
4.19
Amended and Restated Venture Loan and Security Agreement, dated July 2, 2015, by and between Palatin Technologies, Inc. and Horizon Technology Finance Corporation, Fortress Credit Co LLC, Horizon Credit II LLC and Fortress Credit Opportunities V CLO Limited.
			8-K	July 7, 2015	001-15543
4.20	Form of Series G 2015 Common Stock Purchase Warrant.		8-K	July 7, 2015	001-15543
5.01	Opinion of Thompson Hine LLP.	X
23.01	Consent of Thompson Hine LLP.†	X
23.02	Consent of Independent Registered Public Accounting Firm.	X
24.01	Power of Attorney.††	X

†           Included in Exhibit 5.01.
††           Included in the signature page of this registration statement.

ITEM 17. UNDERTAKINGS

           (a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)           That, for purposes of determining liability under the Securities Act of 1933 to any purchaser: (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness and the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Cranbury, State of New Jersey, on July 31, 2015.

PALATIN TECHNOLOGIES, INC.

By:	/s/ Carl Spana
Carl Spana, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Palatin Technologies, Inc., severally constitute Carl Spana and Stephen T. Wills, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith, and with full power of substitution and resubstitution, and any and all subsequent amendments, including post-effective amendments, to said registration statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Palatin Technologies, Inc. to comply with all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carl Spana	President, Chief Executive Officer and Director	July 31, 2015
Carl Spana	(principal executive officer)

/s/ Stephen T. Wills	Executive Vice President, Chief Financial Officer	July 31, 2015
Stephen T. Wills	and Chief Operating Officer (principal financial and accounting officer)

/s/ John K.A. Prendergast	Chairman and Director	July 31, 2015
John K.A. Prendergast

/s/ Robert K. deVeer, Jr	Director	July 31, 2015
Robert K. deVeer, Jr.

/s/ Zola P. Horovitz	Director	July 31, 2015
Zola P. Horovitz

/s/ J. Stanley Hull	Director	July 31, 2015
J. Stanley Hull

/s/ Alan W. Dunton	Director	July 31, 2015
Alan W. Dunton

/s/ Angela Rossetti	Director	July 31, 2015
Angela Rossetti

/s/ Arlene M. Morris	Director	July 31, 2015
Arlene M. Morris

EXHIBIT INDEX:

Exhibit Number	Description	Filed Herewith	Form	Filing Date	SEC File No.
4.01	Restated Certificate of Incorporation of Palatin Technologies, Inc., as amended.		10-K	September 27, 2013	001-15543
4.02	Bylaws of Palatin Technologies, Inc.		10-Q	February 8, 2008	001-15543
4.03	Specimen Certificate for shares of Common Stock, $.01 par value, of Palatin Technologies, Inc.		S-1	September 29, 2014	333-198992
4.04	Warrant Agreement, dated March 1, 2011, between American Stock Transfer & Trust Company and Palatin Technologies, Inc.		10-Q	May 13, 2011	001-15543
4.05	Form of Series A Warrant Certificate.		10-Q	May 13, 2011	001-15543
4.06	Form of Series B Warrant Certificate.		10-Q	May 13, 2011	001-15543
4.07	Form of Underwriters’ Warrant.		10-Q	May 13, 2011	001-15543
4.08	Form of Series A 2012 Warrant.		8-K	July 6, 2012	001-15543
4.09	Form of Series B 2012 Warrant.		8-K	July 6, 2012	001-15543
4.10	Securities Purchase Agreement, dated December 23, 2014, by and between Palatin Technologies, Inc. and the investors named therein.		8-K	December 30, 2014	001-15543
4.11	Registration Rights Agreement, dated December 23, 2014, by and between Palatin Technologies, Inc. and the investors named therein.		8-K	December 30, 2014	001-15543
4.12	Form of Series C 2014 Common Stock Purchase Warrant.		8-K	December 30, 2014	001-15543
4.13	Venture Loan and Security Agreement, dated December 23, 2014, by and between Palatin Technologies, Inc. and Horizon Technology Finance Corporation and Fortress Credit Co LLC.		8-K	December 30, 2014	001-15543
4.14	Form of Series D 2014 Common Stock Purchase Warrant.		8-K	December 30, 2014	001-15543
4.15	Securities Purchase Agreement, dated July 2, 2015, by and between Palatin Technologies, Inc. and the investors named therein.		8-K	July 7, 2015	001-15543
4.16	Registration Rights Agreement, dated July 2, 2015, by and between Palatin Technologies, Inc. and the investors named therein.		8-K	July 7, 2015	001-15543
4.17	Form of Series E 2015 Common Stock Purchase Warrant.		8-K	July 7, 2015	001-15543
4.18	Form of Series F 2015 Common Stock Purchase Warrant.		8-K	July 7, 2015	001-15543
4.19
Amended and Restated Venture Loan and Security Agreement, dated July 2, 2015, by and between Palatin Technologies, Inc. and Horizon Technology Finance Corporation, Fortress Credit Co LLC, Horizon Credit II LLC and Fortress Credit Opportunities V CLO Limited.
			8-K	July 7, 2015	001-15543
4.20	Form of Series G 2015 Common Stock Purchase Warrant.		8-K	July 7, 2015	001-15543
5.01	Opinion of Thompson Hine LLP.	X
23.01	Consent of Thompson Hine LLP.†	X
23.02	Consent of Independent Registered Public Accounting Firm.	X
24.01	Power of Attorney.††	X

† Included in Exhibit 5.01.
†† Included in the signature page of this registration statement.